                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 6, 1998

                          BOLT TECHNOLOGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        COMMISSION FILE NUMBER 0-10723

       CONNECTICUT                                            06-0773922
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
OF INCORPORATION)                                            IDENTIFICATON NO.)

                                FOUR DUKE PLACE
                           NORWALK, CONNECTICUT 06854
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)

                                 (203) 853-0700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                                      (1)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
(a)  Financial Statements of business acquired.
The following financial statements of Custom Products Corporation are included herein:
Independent Auditors' Report
Balance Sheets - December 31, 1997 and 1996
Statements of Income and Retained Earnings for the years ended December 31, 1997 and 1996
Statements of Cash Flows for the years ended December 31, 1997 and 1996
Notes to the Financial Statements

(b)  Pro Forma Financial Information.
The following pro forma financial information of Bolt Technology Corporation is included herein:
Introduction
Pro forma Consolidated Balance Sheets - December 31, 1997 (unaudited)
Pro forma Consolidated Statements of Income for the year ended June 30, 1997 (unaudited)
Pro forma Consolidated Statements of Income for six months ended December 31, 1997 (unaudited)

                                      (2)

                         INDEPENDENT AUDITORS' REPORT


To the Stockholders
 of Custom Products Corporation

We have audited the accompanying balance sheet of Custom Products Corporation (an S-Corporation) as of December 31, 1997 and 1996 and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Products Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Thomas J. Demchak, CPA, P.C.
Hamden, CT

February 23, 1998

                                      (3)

                          CUSTOM PRODUCTS CORPORATION
                          ---------------------------

                                 BALANCE SHEET
                                 -------------

                                    ASSETS
                                    ------


                                                         December 31,
                                                         ------------

                                                      1997         1996
                                                      ----         ----
CURRENT ASSETS:
--------------
     Cash and cash equivalents                    $  206,119   $   82,666
     Accounts receivable                             220,968      323,791
     Inventories - raw materials                     447,884      401,671
     Prepaid expenses                                  8,000       19,588
                                                  ----------   ----------
          Total Current Assets                       882,971      827,716
                                                  ----------   ----------

PROPERTY, PLANT & EQUIPMENT:
---------------------------
     Property, plant & equipment, less
     accumulated depreciation of $214,793
     in 1997 and $201,489 in 1996 (Note 4)            64,214       38,524
                                                  ----------   ----------

OTHER ASSETS:
------------
     Marketable securities - (Note 5)                   -          56,790
     Other Investments, net (Note 6)                 112,340      109,065
     Refundable deposits                               5,274        5,274
     Note receivable from stockholder                   -         237,115
     Note and mortgage receivable
      from related parties (Note 7)                  121,965      127,187
                                                  ----------   ----------
          Total Other Assets                         239,579      535,431
                                                  ----------   ----------
     Total Assets                                 $1,186,764   $1,401,671
                                                  ==========   ==========


                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------

CURRENT LIABILITIES:
-------------------
     Accounts payable-trade                       $   51,118   $   31,500
     Accrued salaries and bonus                        6,104       11,146
     Accrued money purchase plan                     150,388      106,274
     Accrued expenses                                  8,574       39,669
     Current portion-note payable                     84,020       77,580
                                                  ----------   ----------
          Total Current Liabilities                  300,204      266,169
                                                  ----------   ----------

LONG-TERM DEBT:
--------------
     Note payable (Note 8)                           191,705      275,215
                                                  ----------   ----------
          Total Liabilities                          491,909      541,384
                                                  ----------   ----------

STOCKHOLDERS' EQUITY:
--------------------
     Common stock, par value, $10 per share
     authorized 5,000 shares, issued and
     outstanding 3,422 shares                         45,000       45,000
     Less: treasury stock                          (   3,169)   (   3,169)
     ----
     Additional paid-in capital                        8,645        8,645
                                                  ----------   ----------
          Total capital                               50,476       50,476
                                                  ----------   ----------
     Valuation allowance                                -           7,200
     Retained earnings                               644,379      802,611
                                                  ----------   ----------
          Total Stockholders' Equity                 694,855      860,287
                                                  ----------   ----------
     Total Liabilities and Stockholders' Equity   $1,186,764   $1,401,671
                                                  ==========   ==========


                    The accompanying notes are an integral
                       part of the financial statements

                                      (4)

                          CUSTOM PRODUCTS CORPORATION
                          ---------------------------

                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                ----------------------------------------------

                                                     For the Year Ended
                                                     ------------------
                                                        December 31,
                                                        -----------

                                                     1997           1996
                                                     ----           ----
REVENUE
-------

     Sales                                        $3,317,956    $2,956,550


COST OF GOODS SOLD                                 1,747,494     1,603,331
                                                  ----------    ----------
GROSS PROFIT                                       1,570,462     1,353,219
                                                  ----------    ----------

SELLING EXPENSES
----------------
     Salaries - Officers                             401,515       348,238
     Taxes - Payroll                                   8,979         7,753
     Money Purchase Pension Plan                      16,168        15,654
     Commissions                                      94,560        87,204
     Advertising - Puljak                              2,276         3,199
     Advertising - Polyclutch                         15,603        20,836
     Travel & Entertainment                            3,502         6,498
     Travel & Entertainment - meals                     -              951
     Delivery                                          2,734         2,619
     Bad Debts                                         2,743          -
                                                  ----------    ----------
     TOTAL SELLING EXPENSES                          548,080       492,952
                                                  ----------    ----------

GENERAL AND ADMINISTRATIVE EXPENSES
-----------------------------------
     Salaries - Officers                             894,721       643,257
     Salaries - Office                                77,920        72,380
     Taxes - Payroll                                  24,350        19,669
     Employee Benefits - Cafeteria                     2,563         2,039
     Money Purchase Pension Plan                      56,688        21,329
     Automobile                                          439            13
     Depreciation - furniture                          2,590         1,587
     Telephone                                         5,833         5,436
     Professional fees                                46,484        12,784
     Computer Supplies                                34,740           872
     Publishing expenses                              11,296          -
     Dues and subscriptions                            1,083         1,018
     Expendable office equipment                         445          -
     Office supplies                                   3,047         3,795
     Office postage                                    2,255         1,842
     Bank charges                                        333           152
     Investment management fees                         -               50
     Miscellaneous                                       115         1,372
     Biennial Report                                      75            75
                                                  ----------    ----------
     TOTAL GENERAL & ADMINISTRATIVE EXPENSES       1,164,977       787,670
                                                  ----------    ----------

                    The accompanying notes are an integral
                       part of the financial statements

                                      (5)

                          CUSTOM PRODUCTS CORPORATION
                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                                     For the Year Ended
                                                     ------------------
                                                        December 31,
                                                        -----------
                                                     1997           1996
                                                     ----           ----

CHRISTMAS TREE OPERATION EXPENSES
---------------------------------
     General and Administrative                 $   10,502       $ 13,772
     Property Taxes                                  1,061          1,047
     Depreciation                                     -             6,955
     Interest                                         -               637
                                                ----------     ----------

     TOTAL CHRISTMAS TREE OPERATION EXPENSES        11,563         22,411

     TOTAL OPERATING EXPENSES                    1,724,620      1,303,033

     INCOME (LOSS) FROM OPERATIONS              (  154,158)        50,186

OTHER INCOME
------------
     Purchase discounts                              1,755          1,855
     Interest earned                                 7,195          6,137
     Dividend income                                 4,626          2,466
     Gain on sale of investments                    19,402          4,132
     Misc. other income/make ready                   8,054            924
     Sale of Scrap                                     566            677
                                                ----------     ----------
     TOTAL OTHER INCOME                             41,598         16,191
                                                ----------     ----------
OTHER EXPENSES
--------------
     Cash discounts allowed                         12,571          7,978
     Charitable contributions                        3,004          2,350
     Interest expense                               26,111         31,874
                                                ----------     ----------
     TOTAL OTHER EXPENSES                           41,686         42,202
                                                ----------     ----------

INCOME BEFORE TAXES                             (  154,246)        24,175

STATE TAX PROVISION                                  3,986          2,629
                                                ----------     ----------

NET INCOME (LOSS)                               (  158,232)        21,546

RETAINED EARNINGS - BEGINNING OF THE YEAR          802,611        781,065
                                                ----------     ----------

RETAINED EARNINGS - END OF THE YEAR             $  644,379       $802,611
                                                ==========     ==========



                         The accompanying notes are an
                   integral part of the financial statements

                                      (6)

                         CUSTOM PRODUCTS CORPORATION
                         ---------------------------

                           STATEMENT OF CASH FLOWS
                           -----------------------

                                                   For the Year Ended
                                                   ------------------

                                                      December 31,
                                                      -----------

                                                   1997            1996
                                                   ----            ----
Operating Activities
--------------------

Net Income (Loss)                                 $(158,232)   $  21,546
Adjustments to reconcile net
  income (loss) net cash provided by
  operating activities:
     Depreciation and Amortization                   13,304       17,806

Analysis of efforts of past and future
  receipts and payments:
  (Increase) Decrease in accounts receivable-trade  102,823     ( 45,395)
  (Increase) Decrease in inventory                 ( 46,213)    ( 67,885)
  (Increase) Decrease in prepaid expenses            11,588     (  2,856)
  Increase (Decrease) in accounts payable            19,618     ( 15,686)
  Increase (Decrease) in accrued expenses             7,977       17,398
                                                  ---------    ---------
Net cash used in operating activities              ( 49,135)    ( 75,072)
                                                  ---------    ---------

Investing Activities:
--------------------

Investment in Related Party Note and Mortgage
  Receivable                                           -        (128,900)
Payments received on Related Party Note and
  Mortgage Receivable                                 5,222        1,713
Capital additions, net of disposals                ( 38,994)   (   7,329)
Sale of marketable securities                        49,590       15,562
Purchase of marketable securities                      -       (  20,883)
Other Investments, net in Christmas Tree
  Operation                                        (  3,275)   (   3,169)
                                                  ---------    ---------

Net cash provided by (used in) investing
     activities                                      12,543    ( 143,006)
                                                  ---------    ---------
Financing Activities
--------------------

Repayment of loan receivable from officer           237,115      158,876
Repayment of long term debt                        ( 77,070)    ( 71,005)
                                                  ---------    ---------

 Net cash provided by financing activities          160,045       87,871
                                                  ---------    ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    123,453     (130,207)

CASH AND CASH EQUIVALENTS AT THE BEGINNING           82,666      212,873
   OF YEAR
                                                  ---------    ---------

CASH AND CASH EQUIVALENTS AT THE END OF YEAR       $206,119    $  82,666
                                                  =========    =========

SUPPLEMENTAL DISCLOSURES:
     Interest paid                                 $ 26,111    $  31,874
                                                  =========    =========
     Income taxes paid                             $  3,986    $   2,629
                                                  =========    =========

                         The accompanying notes are an
                   integral part of the financial statements

                                      (7)

                          CUSTOM PRODUCTS CORPORATION
                          ---------------------------

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

                          DECEMBER 31, 1997 and 1996
                          --------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
---------------------------------------------------

     This summary of significant accounting policies of Custom Products Corporation (the Corporation) is presented to assist in understanding the Corporation's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Operations
--------------------

     The Corporation, located in North Haven, Connecticut, manufactures and sells miniature precision clutches and fence stretching jacks, under the tradenames of "Polyclutch" and "Puljaks".

Cash and Cash Equivalents:
-------------------------

     The Corporation considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Inventories:
-----------

     Inventories are valued at the lower of cost or market as determined by the "first-in, first-out" (FIFO) method.

Marketable Securities:
---------------------

     The Corporation's marketable securities consist of equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase and re-evaluates such determinations at each balance sheet date. The Corporation has classified marketable securities as "non-current assets" and accordingly, are carried at fair value, with unrealized gains and losses, reported as a separate component within the stockholders' equity section of the balance sheet. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

                                      (8)

Fixed Assets:
------------

     Machinery, tools, office furniture and equipment are recorded at cost and are depreciated on a straight line basis over the estimated useful lives of the related assets. Leasehold improvements are recorded at cost and are amortized over the lesser of the terms of the related lease or useful lives of the assets. Expenditures incurred for repairs and maintenance are charged against income in the period in which incurred.

Income Taxes:
------------

     The corporation is not liable for federal income taxes as provided by the stockholder's election of Subchapter S Corporation status, defined under section 1361 of the Internal Revenue code. Accordingly, there is no provision for Federal Income Taxes reflected in the accompanying financial statements. The net income (loss) is included in the taxable income of the stockholders. However, the corporation remains liable for state income taxes and, as such, appropriate provisions have been made.

Pension Plan:
------------

     The Corporation has a defined contribution - money purchase plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation for plan participants who were participants in the prior year for the "computation" period. For employees who were not plan participants in the prior year, the "computation" period is twelve months commencing with the date of employment. For plan participants, years of service is credited for vesting. The corporations funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Under the plan, Custom Products Corporation expenses and funds 15% of covered payroll, the total expenses funded by the Corporation for 1997 and 1996 amounted to $150,368 and $106,274 respectively.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - LEASE INDENTURE:
------------------------

A lease was entered into on May 1, 1993 requiring payments of $1,333 to be paid through July of 1993, at that point the terms of the lease were reformulated whereby an addition was made to the building and rent was increased to $2,462 per month through December 31, 1998. Rent expense incurred for 1997 and 1996 amounted to $29,544 and $29,544, respectively.

                                      (9)

NOTE 3 - NOTE RECEIVABLE FROM STOCKHOLDER:
-----------------------------------------

     The Corporation holds a note receivable from its stockholder bearing no stated interest.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT:
--------------------------------------

     Property, plant and equipment at December 31, 1997 and 1996 consists of the following:

                                          1997      1996
                                          ----      ----

Machinery and equipment                 $194,077  $182,324
Poly and puljak tooling                    7,427     7,427
Office furniture and equipment            41,747    31,521
Automobile                                17,015      -
Patents                                   10,000    10,000
Leasehold improvements                     8,741     8,741
                                        --------  --------
                                         279,007   240,013
Less accumulated depreciation
  and amortization                      (214,793) (201,489)
                                        --------  --------
                                        $ 64,214  $ 38,524
                                        ========  ========

NOTE 5 - MARKETABLE SECURITIES - NON-CURRENT ASSETS:
---------------------------------------------------

     At December 31, 1997 and 1996, marketable securities consist of the following:

  Aggregate Cost:                         1997      1996
  --------------                          ----      ----

Common Stocks                           $   -     $ 49,590
Aggregate Market Value                      -       56,790
Gross Unrealized Gains                      -       12,033
Gross Unrealized Losses                     -        4,833
Net realized gain included
  in earnings                            19,402      4,132

Change in valuation allowance
  included in equity section            ( 7,200)     7,200

NOTE 6 - OTHER INVESTMENTS, NET:
-------------------------------

     During 1994, the corporation started a new operation in upstate New York which involves the farming and harvesting of Christmas Trees. As of December 31, 1997 and 1996, Other Investments, net consists of the following accounts:


                                             1997       1996
                                             ----       ----
Current Assets:
--------------

     Inventory - Christmas Tree Seedlings  $  3,328    $  3,328

Fixed Assets:
     Property and Dwellings                 104,593     104,593
     Farm Equipment                          23,397      23,397
                                           --------    --------
                                            127,990     127,990
     Less: accumulated depreciation        ( 17,808)   ( 17,808)
                                           --------    --------
     Fixed Assets, net                      110,182     110,182
                                           --------    --------

Total Assets                               $113,510    $113,510
                                           --------    --------

                                      (10)

Current and Long-Term Liabilities:
---------------------------------

     Note payable - Farm Equipment            1,170       4,445
                                           --------    --------
Total Current and Long-Term liabilities       1,170       4,445
                                           --------    --------
Other investments, net                     $112,340    $109,065
                                           ========    ========

     The Christmas tree farm operation incurred expenses totalling approximately $11,500 and $22,400 during 1997 and 1996, respectively which are reflected in the Corporation's Statement of Operations. However, no revenue is expected from the Christmas Tree operation for period of three to five years until the Christmas Trees are grown and harvested.


NOTE 7 - RELATED PARTY TRANSACTIONS:
-----------------------------------

     The company had the following note and mortgage receivable balances with children related to the Company's sole stockholders at December 31, 1997 and 1996.

                                                 1997     1996
                                                 ----     ----

3.3% mortgage note receivable, payable
$390 monthly, including interest,
collateralized by certain real estate,
maturing on June 1, 2026                      $ 86,235  $ 88,026

3.5% uncollateralized note receivable,
payable $395 monthly, including interest,
maturing on August 31, 2006                     35,730    39,161
                                              --------  --------
                                              $121,965  $127,187
                                              ========  ========


NOTE 8-LONG TERM DEBT:
---------------------

     On April 5, 1990, the Company borrowed $1,000,000 under a ten year installment note agreement. The proceeds for this note were used to payoff the Stockholders' obligation incurred connected with the acquisition of the Company's common stock. Under the terms of the installment note agreement, equal installments of approximately $14,000, including interest at 9 1/2% (which represents the bank's base rate plus 1% at December 31, 1993 and 1992) were required through April 2000. All of the Company's accounts receivable, inventory, furniture and equipment and certain marketable securities were pledged as collateral towards the note.

     On December 22, 1993 the above note was refinanced and the balance of the note was paid off with the proceeds from the sale of a investment portfolio held by the Trust department at Branford Savings Bank and from a Commercial loan with the Chase Manhattan Bank of Connecticut (Chase). The Chase note is in the amount of $550,000, of which $461,122 was paid to Branford Savings Bank and the balance of the note was used for working capital purposes. The terms of this loan consist of eighty-four monthly payments of $8,572 which includes interest at 8%

                                      (11)
commencing on January 22, 1994. Chase holds first priority security interest in all business assets of the borrower; marketable securities acceptable to the bank which have a cumulative value of $80,000 as of the date of the loan closing and a second mortgage position on the residence of the company's sole stockholders.

The note payable at December 31, 1997, is scheduled to mature as follows:


     1998       $ 84,020
     1999       $ 90,994
     2000       $100,201


NOTE 9 - CONCENTRATION OF CREDIT RISK:
-------------------------------------

The Corporation maintains its cash in bank deposits accounts, which, at times, may exceed federally insured limits. The Corporation has not experienced any losses in such accounts. Management believes the Corporation is not exposed to any significant credit risk related to cash.

NOTE 10 - SALE OF BUSINESS:
--------------------------

     On November 14, 1997 the Corporation's stockholders entered into an Asset Purchase Agreement with Bolt Technology Corporation, whereby it agreed to sell substantially all the assets of the Corporation. Under the terms of the Asset Purchase Agreement, the Corporation's stockholders received approximately $5,000,000 in cash and $900,000 in Bolt Technology common stock. Also, the stockholders could earn an additional $4,000,000 in cash if the Corporation achieves certain sales goals over the next five calendar year from 1998 to 2002. The Asset Purchase Agreement with Bolt Technology was consummated on January 6, 1998.

                                      (12)

                          BOLT TECHNOLOGY CORPORATION
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  ( UNAUDITED)

Introduction
------------

On November 14, 1997, the Company entered into an asset purchase agreement with Custom Products Corporation ("Custom") of North Haven, Connecticut, pursuant to which the Company agreed to purchase substantially all of the assets of Custom. Custom is a privately held manufacturer of miniature precision mechanical and pneumatic slip clutches sold under the "Polyclutch" trade name. In order to facilitate the acquisition, the Company formed a wholly-owned subsidiary which assumed the Custom Products Corporation name.

On January 6, 1998, the purchase was completed. In consideration of the purchase of the assets of Custom, the Company delivered to the seller (i) $4,971,000 in cash; (ii) 135,000 shares of common stock of the Company valued at $881,000 and (iii) contingent cash payments. Such payments could total $4,000,000 and are dependent on annual increases in the net sales of Custom for the period January 1, 1998 to December 31, 2003.

In connection with the purchase, the Company established a $3,500,000 unsecured line of credit with Fleet National Bank. The term of the loan, which bears interest at the prime rate, is five years. The Registrant borrowed $800,000 under the credit line for the purchase of Custom.

The accompanying unaudited pro forma consolidated balance sheets of the Company as of December 31, 1997 gives effect to the acquisition of Custom completed as of January 6, 1998 and the financing of the acquisition, as if the transaction had occurred on December 31, 1997.

The accompanying unaudited pro forma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 give effect to the acquisition of Custom and the financing thereof, as if the transaction had occurred on July 1, 1996.

The pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

The pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes included in the Company's annual report on Form 10-K for the year ended June 30, 1997.

                                      (13)

                         BOLT TECHNOLOGY CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1997
                                  (UNAUDITED)

                                BOLT TECHNOLOGY   CUSTOM PRODUCTS      PRO FORMA       PRO FORMA
                                   CORPORATION    CORPORATION (a)   ADJUSTMENTS (b)    COMBINED
                                ---------------  ----------------   ---------------    ---------

                                     ASSETS

CURRENT ASSETS:
Cash and cash equivalents        $ 4,883,000         $206,000       $(4,446,000)(c)    $643,000
 Accounts receivable, net          2,497,000          221,000             -           2,718,000
 Inventories                       1,791,000          448,000            90,000 (d)   2,329,000
 Deferred income taxes and other
   current assets                  1,148,000             -              200,000 (e)   1,348,000
                                  -----------        ---------       ---------------  -----------
  Total current assets            10,319,000          875,000        (4,156,000)      7,038,000

  Plant and equipment, net           129,000           54,000            43,000 (f)     226,000
  Goodwill, net                         -                -            4,450,000 (g)   4,450,000
  Deferred income taxes              722,000             -              800,000 (e)   1,522,000
  Other assets                        22,000           15,000            25,000 (h)      62,000
                                 ------------       ------------   ---------------  ------------
  Total Assets                   $11,192,000         $944,000       $ 1,162,000     $13,298,000
                                 ===========        ============   ===============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Accounts payable            $  1,094,000         $ 51,000          -           $  1,145,000
    Accrued liabilities            1,231,000          166,000      $208,000 (i)       1,605,000
                                 ------------        --------      ------------    ------------
     Total current liabilites      2,325,000          217,000       208,000           2,750,000
    Long-term debt                     -              275,000       525,000 (j)         800,000

STOCKHOLDERS' EQUITY:

    Common stock                  24,682,000             -          881,000 (k)      25,563,000
    Accumulated deficit          (15,815,000)         452,000      (452,000)(l)     (15,815,000)
                                 ------------        ---------    -------------     ------------
     Total stockholders' equity    8,867,000          452,000       429,000           9,748,000
                                 ------------        ---------    -------------     ------------
     Total liabilities and
         stockholders' equity   $ 11,192,000         $944,000    $1,162,000        $ 13,298,000
                                ============         ========     =============     ============


                                      (14)

                           BOLT TECHNOLOGY CORORATION
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                BOLT TECHNOLOGY   CUSTOM PRODUCTS     PRO FORMA      PRO FORMA
                                  CORPORATION       CORPORATION      ADJUSTMENTS     COMBINED
                                ----------------  ---------------  ---------------  -----------

REVENUES:

 Sales                              $10,060,000        $3,121,000        -          $13,181,000
 Service                                471,000            -             -              471,000
                                    -----------        ----------  --------------   -----------
                                     10,531,000         3,121,000        -           13,652,000
                                    -----------        ----------  --------------   -----------

COST AND EXPENSES:

 Cost of sales (a)                    5,219,000         1,392,000         -           6,611,000
 Cost of service                        569,000            -              -             569,000
 Research and development               204,000            -              -             204,000
 Selling, general and
   administrative                     2,485,000         1,600,000  (1,168,000) (b)    2,917,000
 Interest (income) expense,
   net                                  (67,000)           29,000     126,000  (c)       88,000
 Amortization of intangibles               -               -          228,000  (d)      228,000
                                    -----------        ----------  --------------   -----------
                                      8,410,000         3,021,000    (814,000)       10,617,000
                                    -----------        ----------  --------------   -----------

Income  before taxes                  2,121,000           100,000     814,000         3,035,000
Provision for income taxes                -                 -             -               -
                                    -----------        ----------  --------------   -----------
  Net Income (e)                    $ 2,121,000        $  100,000  $  814,000       $ 3,035,000
                                    ===========        ==========  ==============   ===========

EARNINGS PER SHARE: (f)
Basic earnings per share                  $0.43                                           $0.59
Diluted earnings per share                $0.41                                           $0.57
Shares outstanding- basic             4,989,383                                       5,124,383
Shares outstanding- diluted           5,177,943                                       5,312,943


                                      (15)

                           BOLT TECHNOLOGY CORORATION
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                   BOLT TECHNOLOGY   CUSTOM PRODUCTS     PRO FORMA     PRO FORMA
                                     CORPORATION       CORPORATION      ADJUSTMENTS     COMBINED
                                   ----------------  ----------------  --------------  ----------

REVENUES:

    Sales                               $6,392,000        $1,637,000        -          $8,029,000
    Service                                 15,000             -            -              15,000
                                        ----------        ----------   -------------   ----------
                                         6,407,000         1,637,000        -           8,044,000
                                        ----------        ----------   -------------   ----------

COST AND EXPENSES:

    Cost of sales (a)                    3,410,000           706,000        -           4,116,000
    Cost of service                         80,000              -           -              80,000
    Research and development               106,000              -           -             106,000
    Selling, general and
       administrative                    1,399,000           953,000    (713,000) (b)   1,639,000
    Interest (income) expense,
       net                                 (82,000)           16,000     100,000  (c)      34,000
    Amortization of intangibles              -                 -         114,000  (d)     114,000
                                        ----------        ----------   -------------   ----------
                                         4,913,000         1,675,000    (499,000)       6,089,000
                                        ----------        ----------   -------------   ----------

Income (loss) before taxes               1,494,000           (38,000)    499,000        1,955,000
Income tax benefit (e)                     358,000              -           -             358,000
                                        ----------        ----------   -------------   ----------
     Net Income                         $1,852,000        $  (38,000)  $ 499,000       $2,313,000
                                        ==========        ==========   =============   ==========

EARNINGS PER SHARE: (f)
Basic earnings per share                     $0.36                                          $0.44
Diluted earnings per share                   $0.36                                          $0.43
Shares outstanding- basic                5,076,853                                      5,211,853
Shares outstanding- diluted              5,213,150                                      5,348,150


                                      (16)

PRO FORMA ADJUSTMENTS.

Balance Sheet Adjustments.

a. Represents historical cost of assets and liabilities of Custom at December 31, 1997 acquired pursuant to the Asset Purchase Agreement dated November 14, 1997.

b. The allocation of the acquisition cost to the net assets of Custom is based on estimated fair values of its assets and liaiblities. The allocation is subject to revision based upon final determination of fair values of the assets and liabilities. However, it is expected that any changes would not have a material effect on the pro forma combined financial statements included herein.

The following table presents the allocation of the purchase price of Custom.

            Cash cost of acquisition      $4,971,000
            Issuance of common stock         881,000
            Other acquisition costs          208,000
                                          ----------
                                          $6,060,000
                                          ==========
            Net assets acquired           $  452,000
            Fair value adjustments:
                 Inventories                  90,000
                 Plant and equipment          43,000
                 Other assets                 25,000
                 Deferred income taxes     1,000,000
                 Goodwill                  4,450,000
                                          ----------
                                          $6,060,000
                                          ==========


c. Records the portion of the cash cost of the acquisition; proceeds received from borrowings from credit facility and payment of the long-term debt of Custom.

d.  Adjusts the carrying value of inventories to fair maket value.

e. Records the portion of the acquisition cost allocated to deferred income taxes.

f.  Adjusts the carrying value of plant and equipment to fair market value.

g. Records the excess of acquisition cost over the estimated fair value of net assets acquired.

h. Records the portion of the acquisition cost allocated to non-compete agreement.

i. Records legal, accounting and investment banking costs associated with the acquisition.

                                      (17)

Balance Sheet Adjustments. (cont'd.)

j. Records payment of long-term debt of Custom and portion of acquisition cost funded by borrowings under the Company's credit facility.

k.  Records portion of acquisition cost paid in the form of common stock.

l.  Elimination of the stockholders' equity of Custom.

Statement of Income adjustments:

a. The expense recognition of the inventory write-up to fair market value is expected to result in a charge to cost of sales of $90,000 in the first year subsequent to the acquisition. This nonrecurring charge is not reflected in the Pro Forma Consolidated Statement of Income.

b. Adjusts the compensation to former owner of Custom to current levels of compensation.

c. Eliminates interest expense related to outstanding indebtedness of Custom which was repaid by Company; records interest expense relating to portion of purchase price funded through borrowing under Company's credit facility using rate of 8.5% and reflects reduction in interest income from short-term investments used for cash portion of purchase price.

d. Records the amortization of excess of cost over net assets acquired using estimated life of 20 years and other intangible assets over a life of 5 years.

e. There is no tax provision reflected for Custom because it was a Subchapter S Corporation and, accordingly, the taxable income was included in the tax return of the sole stockholder. No tax provision has been reflected in the pro forma consolidated statements of income since the Company has sufficent net operating loss carry-forwards available to offset taxable income.

f. Earnings per share is calculated by dividing net income by the weighted average shares outstanding during the period. The weighted average shares outstanding during the period is calculated as follows:

                                             Year Ended    Six Months Ended
                                            June 30, 1997  December 31, 1997
                                            -------------  -----------------
Basic:
Weighted average shares outstanding             4,989,383          5,076,853
Shares issued for acquisition                     135,000            135,000
                                                ---------          ---------
                                                5,124,383          5,211,853
                                                =========          =========

Diluted:
Weighted average shares outstanding             4,989,383          5,076,853
Shares issued for acquisition                     135,000            135,000
Common stock equivalents - stock options          188,560            136,297
                                                ---------          ---------
                                                5,312,943          5,348,150
                                                =========          =========

                                      (18)

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BOLT TECHNOLOGY

                                     By: /s/ Raymond M. Soto
                                        --------------------
                                             Raymond M. Soto
                                        Chairman and President

March 15, 1998











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